UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2022

ATAI LIFE SCIENCES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wallstraße 16

10179 Berlin, Germany

(Address of principal executive offices) (Zip Code)

+49 89 2153 9035

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 10, 2022, ATAI Life Sciences N.V. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may issue and sell its common shares, nominal value €0.10 per share (the “Common Shares”), having an aggregate offering price of up to $150,000,000, from time to time through an “at the market” equity offering program (the “Offering Program”) under which Jefferies will act as sales agent. The Common Shares to be sold pursuant to the Sales Agreement, if any, will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-265970) and related prospectus supplement filed on November 10, 2022 with the Securities and Exchange Commission.

Under the Sales Agreement, the Company will set the parameters for the sale of Common Shares, the number of Common Shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of Common Shares to be sold in any one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Jefferies will use commercially reasonable efforts to sell the Common Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the Common Shares. The Company may instruct Jefferies not to sell the Common Shares if the sales cannot be effected at or above the price designated by the Company from time to time and the Company may at any time suspend sales pursuant to the Sales Agreement. The Company will pay Jefferies a commission of up to 3.0% of the gross sales proceeds of any Common Shares sold through Jefferies under the Sales Agreement. The Company made certain customary representations, warranties and covenants concerning the Company and its Common Shares in the Sales Agreement and also provided Jefferies with customary indemnification and contribution rights. The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Common Shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to use the net proceeds from any issuances through the Offering Program to advance the clinical development of its product candidates and programs and for working capital and general corporate purposes.

Dentons Europe LLP, Dutch counsel to the Company, has issued a legal opinion regarding the validity of the Common Shares to be issued and sold pursuant to the Sales Agreement. A copy of the opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Open Market Sale Agreement, dated as of November 10, 2022, between ATAI Life Sciences N.V. and Jefferies LLC.

5.1	Opinion of Dentons Europe LLP.

23.1	Consent of Dentons Europe LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: November 10, 2022	By:	/s/ Florian Brand
	Name:	Florian Brand
	Title:	Chief Executive Officer